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                                                                   EXHIBIT 24(b)

                         POWER OF ATTORNEY OF OFFICERS


                     Each of the undersigned officers of The Davey Tree Expert Company hereby appoints David E. Adante, William D. Ginn, James R. Carlson, and each of them as his attorney-in-fact, to execute, in his name and in the capacity indicated below, and to file a Registration Statement on Form S-8 relating to the Common Shares to be issued under The Davey Tree Expert Company 1994 Omnibus Stock Plan, and any amendment (including post-effective amendment) or supplement thereto.



  /s/  R. Douglas Cowan                            /s/  David E. Adante
- -------------------------                        ------------------------
R. Douglas Cowan, Chief                          David E. Adante, Chief
Executive Officer                                Financial Officer




                            /s/  Bradley L. Comport
                         ----------------------------
                              Bradley L. Comport,
                              Corporate Controller